Exhibit 99.4

PROXY	PROXY

POST PROPERTIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 10, 2016

The undersigned hereby appoints David P. Stockert and Sherry W. Cohen, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders, or at any adjournment or postponement thereof. The Special Meeting will be held on November 10, 2016, at 9:30 a.m., local time, at the offices of King & Spalding LLP, located at 1180 Peachtree Street N.E., Atlanta, Georgia 30309. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement, and, through the above named proxies, will vote on the matters described in both and upon any other business that may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

PROPOSALS – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (1), FOR PROPOSAL (2), AND FOR PROPOSAL (3):

(1)    To approve the Agreement and Plan of Merger, dated as of August 15, 2016, as it may be amended or modified from time-to-time, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P. (the “merger agreement”), pursuant to which, among other things, Post Properties, Inc. will be merged with and into Mid-America Apartment Communities, Inc., with Mid-America Apartment Communities, Inc. being the surviving entity (the “parent merger”), the parent merger and the other transactions contemplated by the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)    To approve an advisory (non-binding) proposal to approve compensation payable to certain executive officers of Post Properties, Inc. in connection with the parent merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)    To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of approval and adoption of the merger agreement and the parent merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSAL (1), FOR PROPOSAL (2), AND FOR PROPOSAL (3).

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY EXCEPT FOR PRIOR PROXIES GIVEN IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

, 2016
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Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If submitted by a partnership, please sign in the partnership’s name by an authorized person.